ITEM 77Q(c) - COPIES OF NEW OR AMENDED REGISTRANT I
NVESTMENT ADVISORY
CONTRACTS




INVESTMENT ADVISORY CONTRACT


       This Contract is made this 1st day of June, 2014, between Federated Investment
Counseling, a Delaware statutory trust having its princi pal place of business in Pittsburgh, Pennsylvania (the "Adviser"), and Federated Core Trust
II, L.P., a Delaware limited partnership having its principal place of business in Pittsburgh, P ennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management inv estment company as that term is defined in the Investment Company Act of 1940, as amende d, and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the business of r endering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending t
o be legally bound, hereby agree as
follows:

	1.	The Trust hereby appoints Adviser as I
nvestment Adviser for each of the
portfolios ("Funds") of the Trust which executes an exh ibit to this Contract, and Adviser accepts the appointments. Subject to the direction of the Trust ees, Adviser shall provide investment research and supervision of the investments of the Fund s and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fund's assets.

	2.	Adviser, in its supervision of the inv
estments of each of the Funds will be guided by each of the Fund's investment objective and policies and the provisions and restrictions
contained in the Amended and Restated Agreement of Limi ted Partnership and By-Laws of the Trust and as set forth in the Registration Statements a nd exhibits as may be on file with the Securities and Exchange Commission.

	3.	Fund shall pay or cause to be paid all
of its own expenses and its allocable share of Trust expenses, including, without limitation, the expe nses of organizing the Trust and continuing its existence; fees and expenses of Trustees and office rs of the Trust; fees for investment advisory services and administrative personnel and services; expens es incurred in the distribution of its shares ("Shares"), including expenses of administrative sup port services; fees and expenses of preparing and printing its Registration Statements under t he Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendm ents thereto; expenses of registering and qualifying the Trust, the Funds, and Share s of the Funds under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any
amendments thereto) to shareholders; interest expense, tax es, fees, and commissions of every kind;
expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of
Shares, including expenses attributable to a program of pe riodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, s hareholder servicing agents, and registrars; printing and mailing costs, auditing, account ing, and legal expenses; reports to shareholders and governmental officers and commissions; e xpenses of meetings of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust. Each Fund will also pay its all ocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its off icers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to Adviser, f
or all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits at tached hereto.

	5.	The net asset value of each Fund's Shares
 as used herein will be calculated to the nearest 1/10th of one cent.

	6.	The Adviser may from time to time and for
 such periods as it deems appropriate
reduce its compensation, if any, (and, if appropriate, ass ume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower e xpense limitation as the Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each Fund
as of the date of execution of the
applicable exhibit and shall continue in effect with res pect to each Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exh ibit during the initial term of this Contract) for two years from the date of this Contract se t forth above and thereafter for successive periods of one year, subject to the provisions for termina tion and all of the other terms and conditions hereof if: (a) such continuation shall be speci fically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Fu nd in writing at least sixty (60) days prior to the anniversary date of this Contract in any year therea fter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that
 Fund upon execution of the applicable
exhibit and will continue in effect until the next annual approval of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as described above.

	8.	Notwithstanding any provision in this Contrac
t, it may be terminated at any time
with respect to any Fund, without the payment of any penalty
, by the Trustees of the Trust or by a
vote of the shareholders of that Fund on sixty (60) days' wr itten notice to Adviser.

	9.	This Contract may not be assigned by Adviser
 and shall automatically terminate in
the event of any assignment. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance, bad
faith, gross negligence, or reckless
disregard of the obligations or duties under this Contract
 on the part of Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any sha reholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at any time b
y agreement of the parties provided
that the amendment shall be approved both by the vote of a
 majority of the Trustees of the Trust
including a majority of the Trustees who are not parties to
 this Contract or interested persons of any such party to this Contract (other than as Trustees of the T rust) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of th e Act, on behalf of a Fund by a majority of the outstanding voting securities of such Fund as defin ed in Section 2(a)(42) of the Act.

	12.	The Adviser acknowledges that all sales lite
rature for investment companies (such
as the Trust) are subject to strict regulatory oversight. Th e Adviser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself o r its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing w ith the appropriate regulatory authorities prior to the public release of any such sales literature, pr ovided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Adviser to produce sales literature for the Trust (or any Fund). The Trust agrees to cause its distributor to promptly review all such sales literature to ensure compliance with relevant r equirements, to promptly advise Adviser of any deficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales lite rature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly put on notice of
the limitation of liability as set forth in
Article VII of the Amended and Restated Agreement of Limited Partnership and agrees that the obligations pursuant to this Contract of a particular Fund a nd of the Trust with respect to that particular Fund be limited solely to the assets of that part icular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, th e shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14.	The Trust and the Funds are hereby expressly
 put on notice of the limitation of
liability as set forth in the Declaration of Trust of the Ad viser and agree that the obligations assumed by the Adviser pursuant to this Contract shall be li mited in any case to the Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, as amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the
shareholders of the Adviser, the Trustees, officers, employee s, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the security and c
onfidentiality of nonpublic personal
information (NPI") of Fund customers and consumers, as those terms are defined in Regulation
S-P, 17 CFR Part 248. Adviser agrees to use and redisclose su ch NPI for the limited purposes of processing and servicing transactions; for specific law enforc ement and miscellaneous purposes;
and to service providers or in connection with joint marketing arrangements directed by the
Fund(s), in each instance in furtherance of fulfilling Adviser 's obligations under this Contract and consistent with the exceptions provided in 17 CFR Sections 248 ..14, 248.15 and 248.13, respectively.

       16	The parties hereto acknowledge that Federated
 Investors has reserved the right to
grant the non-exclusive use of the name Federated Core Trust II, L.P., or any derivative thereof to any other investment company, investment company portfolio, i nvestment adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of
the Federated Core Trust II, L.P. The name Federated Core Tr ust II, L.P. will continue to be used by the Trust and each Fund so long as such use is mutually ag reeable to Federated Investors and the Trust.

	17	This Contract shall be construed in accordan
ce with and governed by the laws of
the Commonwealth of Pennsylvania.

	18	This Contract will become binding on the par
ties hereto upon their execution of the
attached exhibits to this Contract.



EXHIBIT A
to the
Investment Advisory Contract

Emerging Markets Fixed Income Core Fund

	For all services rendered by Adviser hereunder, the a bove-named Fund of Federated Core
Trust shall pay to Adviser and Adviser agrees to accept as fu ll compensation for all services rendered hereunder, an annual investment advisory fee equal t
o 0.00% of the average daily net
assets of the Fund.

	The portion of the fee based upon the average daily n et assets of the Fund shall be accrued daily at the rate of 1/365th of 0.00 of 1% applied to the dai ly net assets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of Ju ne, 2014.


Federated Core Trust II, L.P.



By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue:
Title:  President



Federated Investment Counseling



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO




LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, dated as of June 1,
2014, that Federated Core
Trust II, L.P., a limited partnership duly organized under t he laws of the State of Delaware (the
"Trust"), does hereby nominate, constitute and appoint Feder ated Investment Counseling, a statutory trust duly organized under the laws of the State o f Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact o f the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investmen t adviser shown on Schedule 1 attached hereto and incorporated by reference herein (each such serie s portfolio being hereinafter referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering
all such agreements, instruments, contracts, assignments, bon d powers, stock powers, transfer instructions, receipts, waivers, consents and other documents , and performing all such acts, as the Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's
supervision of the investment, sale and reinvestment of the f unds and assets of each Fund pursuant to the authority granted to the Adviser as investment adviser of each Fund under that certain investment advisory contract dated June 1, 2014 by and between the Adviser and the Trust (such
investment advisory contract, as may be amended, supplemented or otherwise modified from time
to time is hereinafter referred to as the "Investment Advisory
 Contract").

	The Adviser shall exercise or omit to exercise the pow ers and authorities granted herein in each case as the Adviser in its sole and absolute discretion de ems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirm s as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on the Adviser
to act or assume responsibility for any matters referred to ab ove or other matters even though the Adviser may have power or authority hereunder to do so. Nothing in this Limited Power of
Attorney shall be construed (i) to be an amendment or modificati ons of, or supplement to, the Investment Advisory Contract, (ii) to amend, modify, limit or den igrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Adv isory Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penaltie s, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature wh atsoever which may be imposed on, incurred by or asserted against the Adviser (x) under the ter ms of the Investment Advisory
Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of any
of the Funds.

	The Trust hereby agrees to indemnify and save harmless th e Adviser and its trustees, officers and employees (each of the foregoing an "Indemnified Par ty" and collectively the
"Indemnified Parties") against and from any and all losses, oblig ations, penalties, actions, judgments and suits and other costs, expenses and disbursements o f any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indem nified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising
out of or in connection with this Limited Power of Attorney or a ny other agreement, instrument or document executed in connection with the exercise of the authori ty granted to the Adviser herein to act on behalf of the Trust, including without limitation the rea sonable costs, expenses and disbursements in connection with defending such Indemnified Part y against any claim or liability related to the exercise or performance of any of the Adviser's p owers or duties under this Limited
Power of Attorney or any of the other agreements, instruments or do cuments executed in connection with the exercise of the authority granted to the Advise r herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limited Power of Attorney
with respect to actions taken by the Adviser on behalf of the Tr ust during the term of this Limited
Power of Attorney. No Fund shall have any joint or several obl igation with any other Fund to reimburse or indemnify an Indemnified Party for any action, eve nt, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as age nt or attorney-in-fact of the Trust acting on behalf of any other Fund hereunder.

	Any person, partnership, corporation or other legal entit y dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby ex pressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and that any such person,
partnership, corporation or other legal entity must look solely t
o the Trust in question for
enforcement of any claim against the Trust, as the Adviser assume s no personal liability whatsoever for obligations of the Trust entered into by the Advis er in its capacity as attorney-in-fact for the Trust.

	Each person, partnership, corporation or other legal enti ty which deals with a Fund of the Trust through the Adviser in its capacity as agent and attorney-i n-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Trust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is ac ting pursuant to its powers hereunder for enforcement of any claim against the Trust, as the Trustees, officers and/or agents of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the
Trust assume no personal liability whatsoever for obligations en tered into on behalf of such Fund of the Trust, and (ii) that the rights, liabilities and obligat ions of any one Fund are separate and distinct from those of any other Fund of the Trust.

	The execution of this Limited Power of Attorney by the Tr ust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds .. Liability for or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to the Adviser under this Limited Power of Attorney under any rule of law, sta tute or constitution or by the enforcement of any assessment or penalty or by legal or equitabl e proceedings or otherwise shall be limited only to the assets of the Fund of the Trust on whose beha lf the Adviser was acting pursuant to the authority granted hereunder.

	The Trust hereby agrees that no person, partnership, co rporation or other legal entity dealing with the Adviser shall be bound to inquire into the Ad viser's power and authority hereunder and any such person, partnership, corporation or other legal e ntity shall be fully protected in relying on such power or authority unless such person, partnership, cor poration or other legal entity has received prior written notice from the Trust that this Limited Power of Attorney has been revoked.
This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Investment Advisory Contract between the Trust and the
Adviser. Except as provided in the immediately preceding sent ence, the powers and authorities herein granted may be revoked or terminated by the Trust at an y time provided that no such revocation or termination shall be effective until the Adviser has received actual notice of such
revocation or termination in writing from the Trust.

	This Limited Power of Attorney constitutes the entire agreement between the Trust and the
Adviser, may be changed only by a writing signed by both of t hem, and shall bind and benefit their respective successors and assigns; provided, however, the Advi ser shall have no power or authority hereunder to appoint a successor or substitute attorney in f act for the Trust.

	This Limited Power of Attorney shall be governed and co nstrued in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adviser herein, would be
invalid or unexercisable under applicable law, then such provi sion, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly
preserving its original intent, and no provision hereof, or power or authority conferred upon the Adviser herein, shall be affected by the invalidity or the n on-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be executed in a s many identical counterparts as may be convenient and by the different parties hereto on separat e counterparts. This Limited Power of Attorney shall become binding on the Trust when the Trust sh all have executed at least one counterpart and the Adviser shall have accepted its appoint ment by executing this Limited Power of Attorney. Immediately after the execution of a counterpar t original of this Limited Power of Attorney and solely for the convenience of the parties hereto , the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a count erpart executed by it and the Trust, and the Trust shall have a counterpart executed by the Trust and the Adviser. Each counterpart shall be deemed an original and all such taken together shall constitu te but one and the same instrument, and it shall not be necessary in making proof of this Limited
 Power of Attorney to produce or
account for more than one such counterpart.

	IN WITNESS WHEREOF, the Trust has caused this Limited
 Power of Attorney to be
executed by its duly authorized officer as of the date first written above.

Federated Core Trust II, L.P.


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
1st day of June, 2014

Federated Investment Counseling


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:   President/CEO


Schedule 1
to Limited Power of Attorney
dated as of June 1, 2014
by Federated Core Trust II, L.P.
(the "Trust "), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Investment Counseling
the attorney-in-fact of the
Trust


List of Series Portfolios

Emerging Markets Fixed Income Core Fund